Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Masco Corporation of our report dated February 14, 2001 relating to the financial statements and financial statement schedule, which appears in Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Detroit, Michigan
March 29, 2001